Exhibit 3.1

Electronic Articles of Incorporation For	P06000035850 FILED March 10, 2006 Sec. Of State dcushing

INTERNAL FIXATION SYSTEMS, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I
The name of the corporation is:
INTERNAL FIXATION SYSTEMS, INC.

Article II
The principal place of business address:
5619 N.W. 74TH AVE
#B
MIAMI, FL. US 33166

The mailing address of the corporation is:
5619 N.W. 74TH AVE 11B
MIAMI, FL. US 33166

Article III
The purpose for which this corporation is organized is:
ANY AND ALL LAWFUL BUSINESS.

Article IV
The number of shares the corporation is authorized to issue is:
1000

Article V
The name and Florida street address of the registered agent is:
ESTEBAN HERNANDEZ
5619 N.W. 74TH AVE
#B
MIAMI, FL. 33166

P06000035850 FILED March 10, 2006 Sec. Of State dcushing

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: ESTEBAN HERNANDEZ

Article VI
The name and address of the incorporator is:
ESTEBAN HERNANDEZ
5619 N.W. 74TH AVE
#B
MIAMI, FL, 33166

Incorporator Signature: ESTEBAN HERNANDEZ

Article VII
The initial officer(s) and/or director(s) of the corporation is/are:
Title: P, S
ESTEBAN HERNANDEZ
5619 N.W. 74TH AVE, #B
MIAMI, FL. 33166 US